AMENDMENT NUMBER FIFTY-SIX TO SUB-ADMINISTRATION AGREEMENT THIS AMENDMENT NUMBER FIFTY-SIX TO SUB-ADMINISTRATION AGREEMENT (this "Amendment') is entered into as of the 19" day of May, 2023 ("Amendment Effectiye Date') by and between Global X Management Company LLC, a Delaware lim ted liability company ("GXMC), and SEI Investments Global Funds Services, a Delaware statutory trust (the "Sub-Administrator). WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the "Trusr), an open end management investment company registered under the Investment Company Act of 1940, as amended; WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the "Agreement); and WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein. NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule I (Funds) attached as Attachment 1 hereto. 2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. 3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties. 4. Goveming Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof, To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written. SEI INVESTMENTS GLOBAL FUNDS SERVICES GLOBAL X MANAGEMENT COMPANY LLC e 2unmes Name Susan Lily Title: General Counsel

SCHEDULE I Global X 1-3 Month T-Bill ETF Global X Adaptive U.S. Faclor ETF Global X Adaptive U.S. Risk Management ETF Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X Alternative Income ETF Global X Artificial Intelligence & Technology ETF Global X Autonomous & Electric Vehicles ETF Global X Blockchain ETF Global X Blockchain & Bitcoin Strategy ETF Global X Brazil Active ETF Global X Cannabis ETF Global X Carbon Credits Strategy ETF Global X China Biotech Innovation ETF Global X China Innovation ETF Global X China Mid Cap ETF Global X CleanTech ETF Global X Clean Water ETF Global X Cloud Computing ETF Global X Conscious Companies ETF Global X Copper Miners ETF Global X Cybersecurity ETF Global X Data Center REITs & Digital Infrastructure ETF Global X DAX Germany ETF Global X Defense Tech ETF Global X Disruptive Materials ETF Global X Dow 30° Covered Call ETF Global X Dow 30° Covered Call & Growth ETF Global X E-commerce ETF Global X Education ETF Global X Emerging Markets ETF Global X Emerging Markets Bond ETF Global X Emerging Markets Great Consumer ETF Global X Emerging Markets Internet & E-commerce ETF Global X Financials Covered Call & Growth ETF Global X FinTech ETF Global X Founder-Run Companies ETF Global X FTSE Southeast Asia ETF Global X Genomics ETF Global X Gold Explorers ETF Global X Gold Income Strategy ETF Global X Green Building ETF Global X Guru Index ETF Global X Health & Wellness ETF Global X Health Care Covered Call & Growth ETF Global X Hydrogen ETF Global X India Active ETF Global X Information Technology Covered Call & Growth ETF Global X Interest Rate Hedge ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Internet of Things ETF Global X Kuwait ETF Global X Lithium & Battery Tech ETF SEI 2116081 2

SCHEDULE I

Funds

Global X Luxembourg ETF
Global X Metaverse ETF
Global X Millennial Consumer ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MSCI Argentina ETF
Global X MSCI China Communication Services ETF
Global X MSCI China Consumer Discretionary ETF
Global X MSCI China Consumer Staples ETF
Global X MSCI China Energy ETF
Global X MSCI China Financials ETF
Global X MSCI China Health Care ETF
Global X MSCI China Industrials ETF
Global X MSCI China Information Technology ETF
Global X MSCI China Materials ETF
Global X MSCI China Real Estate ETF
Global X MSCI China Utilities ETF
Global X MSCI Colombia ETF
Global X MSCI Emerging Markets Covered Call ETF
Global X MSCI Greece ETF
Global X MSCI Next Emerging & Frontier ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Portugal ETF
Global X MSCI SuperDividend® EAFE ETF
Global X MSCI SuperDividend® Emerging Markets ETF
Global X MSCI Vietnam ETF
Global X Nasdaq 100 Collar 95-110 ETF
Global X Nasdaq 100 Covered Call ETF
Global X Nasdaq 100 Covered Call & Growth ETF
Global X Nasdaq 100 ESG Covered Call ETF
Global X Nasdaq 100 Tail Risk ETF
Global X Nasdaq 100 Risk Managed Income ETF
Global X PropTech ETF
Global X Renewable Energy Producers ETF
Global X Robotics & Artificial Intelligence ETF
Global X Russell 2000 Covered Call ETF
Global X Russell 2000 Covered Call & Growth ETF
Global X S&P 500® Catholic Values ETF
Global X S&P® Catholic Values Developed ex-U.S. ETF
Global X S&P Catholic Values U.S. Aggregate Bond ETF
Global X S&P 500 Collar 95-110 ETF
Global X S&P 500 Covered Call & Growth ETF
Global X S&P 500® Covered Call ETF
Global X S&P 500 ESG Covered Call ETF
Global X S&P 500® Quality Dividend ETF
Global X S&P 500 Risk Managed Income ETF
Global X S&P 500 Tail Risk ETF
Global X Silver Miners ETF
Global X Social Media Index ETF
Global X Solar ETF
Global X SuperDividend® ETF
Global X SuperDividend® REIT ETF
Global X SuperDividend® US ETF

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SCHEDULE I

Funds

Global X SuperIncome™ Preferred ETF
Global X Telemedicine & Digital Health ETF
Global X Thematic Growth ETF
Global X U.S. Cash Flow Kings 100 ETF
Global X U.S. Dividend Covered Call & Growth ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Preferred ETF
Global X Uranium ETF
Global X Variable Rate Preferred ETF
Global X Video Games & Esports ETF
Global X Wind Energy ETF

SEI 211608v1

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